Exhibit 3.1

תקנון חברה

הולד מי בע"מ
ח.פ. 513933218

חלק א' לתקנון החברה

שם החברה	.1

בעברית: הולד מי בע"מ	:שם החברה
Hold Me Ltd.: באנגלית

מטרות החברה .לפי ס' 32(1) לחוק- לעסוק בכל עיסוק חוקי	.2

הון המניות הרשום של החברה :ההון הרשום של החברה הוא 10,000,000 ₪ המחולק כדלהלן	.3

:א. 990,000,000 מניות רגילות בעלות ערך נקוב 0.01 ₪ כל אחת, וכן

ב. 10,000,000 מניות בכורה בעלות ערך נקוב 0.01 ₪ כל אחת, בנות המרה למניות רגילות ביחס של 1:100

אחריות מוגבלת

.אחריותם של בעלי המניות מוגבלת לפירעון סכום הון המניות הבלתי נפרע שברשותם

כל הזכויות והחובות הצמודות למניות, הזכויות והחובות של בעלי המניות וההסדרים בין בעלי המניות לבין עצמם ובינם לבין החברה יהיו בהתאם להוראות חלק ב' לתקנון זה שמהווה חלק בלתי-נפרד מתקנון זה ויראו בהן כהוראות
.תקנוניות לכל דבר ועניין. אין באמור כדי לגרוע מהזכויות והחובות של בעלי המניות והחברה על פי דין או הסכם

חלק ב' לתקנון החברה - הולד מי בע"מ

THE COMPANIES LAW

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

of

HOLD ME LTD.

1.	Preliminary

1.1	Construction. In these Articles, each of the following terms shall have the respective meaning appearing next to it, if not inconsistent with the subject or context:

1.1.1	“Articles” - These Articles of Association, as amended from time to time.

1.1.2	“Board” - The board of directors appointed under these Articles.

1.1.3	“Company” - Hold Me Ltd., or in Hebrew - הולד מי בע"מ

1.1.4	“Companies Law” - The Companies Law, 5759-1999 and any regulations promulgated thereunder.

1.1.5	“Shareholder Meeting” - An Annual Meeting or a Special Meeting as defined in Article 10.1.1.

1.1.6	“Shareholder” -

(a)	A holder of one or more of the shares of the Company; or

(b)	a person registered as such in the Register of Shareholders; or

(c)	a person who holds a valid and duly issued share certificate.

1.1.7
“Register of Shareholders” -  The principal register of Shareholders specified in Article 13, to be kept in accordance with the Companies Law, and/or, if the Company shall have any additional or branch register(s), any such additional or branch register(s) as the case may be.

1.1.8	“Year and Month” - A Gregorian (not Hebrew) month or year.

1.2	Any capitalized term used but not otherwise defined in these Articles shall have the meaning ascribed to it in the Companies Law.

2.	Public Company

The Company is a Public Company as such term is defined in the Companies Law.

3.	Share Capital

3.1
The authorized share capital of the Company is NIS 10,000,000 divided into 990,000,000 Ordinary Shares of nominal value NIS 0.01 per share (“Ordinary Shares”) and 10,000,000 Preferred Shares of nominal value NIS 0.01 per share (“Preferred Shares”). Each Preferred Share shall be convertible into one hundred (100) Ordinary Shares (the “Conversion Ratio”) upon the election of the holder of such Preferred Shares.

3.2
The holders of issued and outstanding Ordinary Shares shall have all the rights, powers and authorities associated with the shares of the Company, including the power to appoint directors, to receive notice of, and to vote in, General Meetings of the Company, and to receive dividends and any surplus upon the liquidation of the Company in accordance with the provision of this Section 3 and 4.

3.3
The Preferred Shares shall not confer upon the holders thereof any voting rights or any right to appoint directors or any other right with respect to general meetings, including without limitation, attending, voting at or requesting to convene, such general meetings or proposing matters for the agenda of such general meetings, except as expressly provided herein or required by Israeli law.

3.4
If at any time the share capital is divided into different classes of shares, then, unless the conditions of allotment of such class provide otherwise, the rights, additional rights, advantages, restrictions and conditions attached or not attached to any class, at any given time, may be modified, enhanced, added or abrogated by the Company by resolution at a meeting of the holders of the shares of such class.

4.	Preferred Shares

4.1
Each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, and in preference to the Ordinary Shares of the Company, (i) dividends in excess of the general dividends issued to all shareholders including holders of Ordinary Shares, and/or (ii) amounts paid in a distribution of the Company’s surplus assets on winding up, in an amount equal to the original issue price for such Preferred Shares as set forth in the Company’s share registrar (adjusted for share combinations or subdivisions or other recapitalizations of the Company’s shares), and less the amount of any dividend previously paid in preference, all pro rata to the number of the Company’s Preferred Shares of each specific class of Preferred Shares issued and outstanding at such time, without having regard to any premium paid or discount thereon, and all subject to the provisions hereof.

4.2
Furthermore, and after payment of the Preferred Shares’ dividend preferences or liquidation preferences as aforesaid, each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, (i) a general dividend issued to all Shareholders, (ii) bonus shares, and (iii) amounts paid in a distribution of the Company’s surplus assets on winding up, all pro rata to the number of the Company’s Shares (Ordinary Shares and Preferred Shares) issued and outstanding at such time, without having regard to any premium paid thereon or discount, and all subject to the provisions hereof.

4.4	Conversion

4.4.1
Ratio.  Each Preferred Share shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into 100 fully paid and nonassessable Ordinary Shares.

4.4.2
Notice of Conversion.  In order for a holder of Preferred Shares to voluntarily convert Preferred Shares into Ordinary Shares, such holder shall surrender the certificate or certificates for such Preferred Shares (or, if such registered holder states that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the Preferred Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Contingency Event”).  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for Ordinary Shares to be issued.  The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Contingency Events have occurred) shall be the time of conversion (the “Conversion Time”), and the Ordinary Shares issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such time.

4.4.3
Effect of Voluntary Conversion.  All Preferred Shares that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Ordinary Shares in exchange therefor.  Any Preferred Shares so converted shall be retired and cancelled and may not be reissued.

5.	Issuance of Securities

5.1	The unissued shares of the Company shall be under the control of the Board.

5.2
The Board shall have the power to allot, issue or otherwise dispose of shares to such persons, at such times, on such terms and conditions, and either at par or less than par, at a premium, for cash or other consideration, in whole or in part, at a discount or with payment of commission, with such preferred or deferred rights, restrictions or conditions, all in accordance with the provisions of the Companies Law and as the Board shall deem fit from time to time, provided that such shares do not exceed the registered share capital of the Company. The Board of Directors shall also have the power to give any person the option to acquire from the Company any shares, either at par or less than par, at a premium, for cash or other consideration, in whole or in part, at a discount or with payment of commission, all in accordance with the provisions of the Companies Law and as the Board shall deem fit from time to time.

5.3
The Board may resolve to issue one or more series of debentures; however, such borrowing power shall be limited to actions that do not unreasonably jeopardize the Company’s ability to pay its debt or to conduct its business as an entity that seeks to maximize profits.

5.4	The Company may, subject to applicable law, issue redeemable shares and redeem the same.

6.	Reorganization of Capital

6.1	Increase of Capital

6.1.1
The Company may, from time to time, by resolution of the Shareholders, whether or not all the shares then authorized have been issued, and whether or not all the shares issued have been called for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, with such rights and preferences and subject to such restrictions, as such resolution shall provide.

6.1.2
 Except to the extent otherwise provided in such resolution, any new shares included in the authorized share capital increased under Article 6.1.1 shall be subject to all the provisions of these Articles which are applicable to shares included in the existing share capital, without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions that are applicable to shares of such class included in the existing share capital).

6.2	Consolidation, Subdivision, Cancellation and Reduction of Capital. The Company may, from time to time, by resolution of the Shareholders (subject to applicable law):

6.2.1	consolidate all or any part of its issued or unissued share capital into shares of a per share nominal value that is greater than the per share nominal value of its existing shares;

6.2.2	subdivide its shares (issued or unissued) or any of them into shares of lesser nominal value than is fixed by these Articles;

6.2.3
cancel any shares that have not been issued or subscribed for, and decrease the amount of its authorized share capital by the amount of the shares so canceled, subject to any commitment (including a conditional commitment) given by the Company in respect of such shares; or

6.2.4	reduce its share capital in any manner, and with and subject to any consent required by law.

6.3
Fractional Shares. With respect to any action that may result in fractional shares, the Board may settle any difficulty that may arise with regard thereto as it deems fit, and in connection with any such consolidation or other action that may result in fractional shares may, without limitation:

6.3.1	determine, as to the holder of the shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share (as applicable);

6.3.2	allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

6.3.3	redeem, in the case of redeemable shares and subject to the Companies Law, such shares or fractional shares sufficient to preclude or remove fractional share holdings; or

6.3.4
cause the transfer of fractional shares by certain Shareholders to other Shareholders so as most expediently to preclude or remove any fractional share holdings, and cause the transferees of such fractional shares to pay the transferors of such fractional shares the fair value thereof, and the Board is hereby authorized to act in connection with such transfer as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purpose of implementing the provisions of this Article 6.3.

7.	Transfer of Shares. The Company’s shares are transferable as provided in this Article 7.

7.1	Registration of Transfer. No transfer of shares shall be registered in the Register of Shareholders unless one of the following conditions has been met:

7.1.1
a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board) signed by the transferee and the transferor, together with the share certificate(s) and such other evidence of title as the Board may reasonably require, were submitted to the Company, and the relevant provisions in these Articles to effect a transfer of shares have been fully complied with. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof;

7.1.2	the Company received a court order requiring the change in the Register of Shareholders;

7.1.3	the Company received proof that the legal requirements for the assignment of rights to any Shares were fulfilled; or

7.1.4	the occurrence of a condition that is sufficient, under these Articles, to effect the change in the Register of Shareholders.

7.2	Decedent’s Shares

7.2.1
In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 7.2.2 have been effectively invoked.

7.2.2
Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or order of inheritance (or such other evidence as the Board may reasonably deem sufficient), shall be registered as a Shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

7.3	Receivers and Liquidators

7.3.1
The Company may recognize any receiver, liquidator or similar official appointed to wind up, dissolve or otherwise liquidate a corporate Shareholder, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a Shareholder or its properties, as being entitled to the shares registered in the name of such Shareholder.

7.3.2
Such receiver, liquidator or similar official appointed to wind up, dissolve or otherwise liquidate a corporate Shareholder, and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to, a Shareholder or its properties, upon producing such evidence as the Board may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board (which the Board may grant or refuse in its absolute discretion) be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer contained in these Articles, transfer such shares.

8.	Limitation of Liability

The liability of each Shareholder shall be limited to the payment of the nominal value of its shares or the subscription price paid for such shares, if greater than the nominal value. If the Company issues shares for consideration that is less than the nominal value of such shares, in accordance with, the terms and conditions set forth in Section 304 of the Companies Law, then the liability of each such Shareholder shall be governed by the terms of Section 304 of the Companies Law.

9.	Amendments to the Articles

The Company may amend these Articles by resolution adopted by the Shareholders by a regular majority of Shareholders present at the General or Special Meeting entitled to vote. The Company shall not amend the Articles in a manner that adversely affects the rights of a Shareholder without obtaining the consent of the majority of the Shareholders that are adversely affected by such modification. For the avoidance of doubt, any amendment that affects all the Shareholders in the same manner shall not be deemed to constitute a modification of rights associated with specific shares.  Any amendment affecting the rights of the holders of Preferred Shares shall require the approval of at least a majority of the Preferred Shares present and entitled to vote at a meeting called to discuss such amendment.

10.	General Meetings

10.1.	Annual Meetings and Special Meetings

10.1.1
An Annual Meeting shall be held at least once in every calendar year (within a period of not more than 15 months after the last preceding Annual General Meeting), at such time and at such place as determined by the Board. Such Annual General Meetings shall be referred to as “Annual Meetings”. Any other Shareholders meetings shall be referred to as “Special Meetings”.

10.1.2
The agenda at an Annual Meeting shall include a discussion of the annual financial statements of the Company and of the report submitted by the Board that shall include explanations concerning the various events that had an influence on the financial statements. The function of the meeting shall also be to elect Directors in accordance with these Articles, appoint auditors and transact any other business which under these Articles or applicable law may be transacted by the shareholders of a company in general meeting.

10.2	Convening a General Meeting

10.2.1	The Board of Directors may whenever it thinks fit convene a Special General Meeting, and it shall be obliged to do so upon a request in writing as provided in the Companies Law.

10.2.2.

10.2.2.1	The Company shall not be required to deliver or serve notice ('Hodaa') of General Meetings or of any adjournments thereof to any Shareholder.

10.2.2.2
Without derogating from the provisions of Article 10.2.2(i) above, the Company will publicize the convening of General Meetings in any manner reasonably determined by the Company, such as by filing an appropriate periodic report with the SEC, by posting a notice on the Company’s website or by publishing in one or more international wire services or in one or more newspapers, and any such publication shall be deemed duly made, given and delivered to all Shareholders on the date on which it is first made, posted, filed or published in the manner so determined by the Company in its sole discretion.

10.3	Reserved

10.4	Proceedings at a General Meeting

10.4.1
The Agenda: The agenda for a General Meeting shall be determined by the Board, and shall include (i) in the case of a Special Meeting, the matters for which the Special Meeting was convened pursuant to Section 63 of the Companies Law, and (ii) matters requested by a Shareholder or Shareholders holding not less than (1%) of the voting rights in the General Meeting, provided that such proposed matter is appropriate for discussion in a General Meeting. Only resolutions on matters that are specified in the agenda shall be adopted at such Special Meeting.

10.4.2	Quorum:

10.4.2.1	No business shall be transacted at a General Meeting unless a legal quorum is present, and no resolution may be passed unless a legal quorum is present at the time such resolution is voted upon.

10.4.2.2
In the absence of a contrary provision in these Articles or in the Companies Law, two or more Shareholders who are entitled to vote, present in person or by proxy and holding shares conferring in the aggregate at least one third of the outstanding voting power of the Company shall constitute a legal quorum at General Meetings.

10.4.2.3
If within half an hour from the time scheduled for a General Meeting a legal quorum is not present, the meeting shall be adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and other place as the Board may determine in a notice to the Shareholders. If within half an hour from the time scheduled for the adjourned meeting a legal quorum is not present, then any two Shareholders entitled to vote, present in person or by proxy, shall constitute a legal quorum for such adjourned meeting and shall be entitled to resolve any matters on the agenda of the meeting.

10.4.3
Chairman: The Chairman of the Board shall preside at every General Meeting of the Company and shall be appointed as the Chairman of the General Meeting. If a Chairman of the Board was not appointed, or if the Chairman of the Board is not present within 15 minutes after the time scheduled for the meeting or is unwilling to take the chair, the Shareholders present shall choose someone of their number to be the chairman of such meeting. The office of Chairman of a General Meeting shall not, by itself, entitle the holder to vote at any General Meeting nor shall it grant him a second or casting vote (without derogating, however, from the right of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

10.4.4
Power to Adjourn: The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.

10.4.5
Voting Power: Every matter submitted to the General Meeting shall be decided by a vote. Any vote in a General Meeting shall be conducted in accordance with the voting rights that each Shareholder is entitled to in accordance with the number of shares granting voting rights that are held by such Shareholder.

10.4.6
Adoption of Resolutions at General Meetings: Subject to the provisions of the Companies Law and to Article 9 above, and unless otherwise expressly provided in these articles, a resolution proposed at any General Meeting shall be deemed adopted if approved by a majority of the voting shares represented at such meeting in person or by proxy. A declaration by the Chairman of the General Meeting that a resolution has been carried unanimously, or carried by a particular majority, or defeated, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

10.5	Resolutions in Writing.

A resolution in writing signed by the Shareholders holding at such time all the issued shares having the right to vote at General Meetings, or to which all such Shareholders had agreed to in writing (by letter, telegram, email, telex, facsimile or otherwise), shall have the same force, for any purpose whatsoever, as if unanimously adopted by a General Meeting duly convened and held.

10.6	Voting Rights and Proxies

10.6.1
No Shareholder shall be entitled to vote in any General Meeting (or be counted as a part of the quorum) unless he fully paid any amounts due, whether with or without any demand for payment for his shares.

10.6.2
In the absence of contrary provisions in these Articles or in any condition or term annexed to any shares of any class, each Shareholder participating in a General Meeting shall have one vote for each share giving a right to vote in a General Meeting that is held by such Shareholder.

10.6.3
If two or more persons are registered as joint holders of any share, the vote of the person first registered in the Register of Shareholders shall be accepted to the exclusion of the vote(s) of the other joint holder(s).

10.6.4
A company or other corporate body being a Shareholder of the Company may duly authorize any person to be its representative at any General Meeting or to authorize or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power that the latter could have exercised if it were a natural person. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman of the meeting) shall be delivered to him.

10.6.5
Shareholders may vote either personally or by proxy, or, if the Shareholder is a company or other corporate body, by a representative pursuant to 10.6.4 above or by a duly authorized proxy, as prescribed hereinafter.

10.6.6	Instrument of Appointment: An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I_____________________ of ________________________
(Name of Shareholder)                  (Address of Shareholder)

being a Shareholder of Hold Me Ltd. hereby appoint

_______________________of_________________________
(Name of Proxy)                           (Address of Proxy)

as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ____ day of _____________, ______ and at any adjournment(s) thereof.

Signed this ______ day of _______, _______,

or in any usual or common form or in such other form as may be approved by the Board. Such proxy shall be duly signed by the appointor or such person’s duly authorized attorney or, if such appointor is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s) in accordance with its constitutional documents.

10.6.7
The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its principal place of business or at the offices of its registrar or transfer agent, or at such place as the Board may specify) not less than 24 hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such General Meeting. An instrument appointing a proxy that is not limited in time shall expire 12 months after the date of its execution. If the appointment shall be for a specified period, whether in excess of 12 months or not, the instrument shall be valid for the period stated therein.

10.6.8
A vote cast in accordance with an instrument appointing a proxy shall be valid despite the prior death or bankruptcy of the appointing Shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such General Meeting prior to such vote being cast.

10.6.9
A vote given in accordance with the terms of an instrument of appointment of proxy or representative shall be valid notwithstanding the previous death of the principal, or revocation of the appointment, or transfer of the share in respect of which the vote is given, unless notice in writing of the death, revocation or transfer shall have been received at the Office or by the chairman of the General Meeting before the vote is given.

11.	The Board of Directors

11.1	Number of Directors

The Board shall be comprised of up to eleven (11) directors, including the outside directors (to the extent applicable).

11.2	Election and Removal of Directors

Directors shall be elected at the Annual General Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, and each Director shall serve, subject to Article 11.8 hereof, and with respect to a Director appointed pursuant to Article 11.4 hereof subject to such Article, until the Annual General Meeting next following the Annual General Meeting or General Meeting at which such Director was elected pursuant to this Article or Article 11.4 hereof and until his successor is elected, or until his earlier removal pursuant to this Article 11.2. The holders of a majority of the voting power represented at a General Meeting in person or by proxy and voting thereon at such meeting shall be entitled to remove any Director(s) from office, to elect Directors instead of Directors so removed or to fill any vacancy, however created (including any position to which a director was not elected), in the Board. In the case of an external director or any other director for whom the Companies Law prescribes a different method of election or removal from that specified above, the provisions of the Companies Law shall govern.

11.3	Qualification of Directors

No person or entity shall be disqualified to serve as a director or an Alternate Director by reason of his not holding shares in the Company or by reason of his having served as a director in the past.

11.4	Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board of Directors, the remaining Directors may continue to act in every matter and, pending the filling of any vacancy pursuant to the provisions of Article 11.2, may appoint Directors to fill any such vacancy temporarily; provided, however, that if they number less than 3 Directors, they may act only in an emergency or to fill the office of Director that has become vacant up to the minimum number or in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least 3 Directors.

11.5	Remuneration of Directors

A Director shall be paid remuneration by the Company for his services as a Director, to the extent such remuneration shall have been approved by a General Meeting of the Company.

11.6	Conflict of Interests

Subject to the provisions of the Companies Law, no Director shall be disqualified by virtue of his office from holding any office or relationship of profit with the Company or with any company in which the Company shall be a shareholder or have another interest, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall in any way be interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or relationship of profit or realized from such contract or arrangement by reason only of such Director’s holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or in any other case no later than the first meeting of the Board of Directors after the acquisition of his interest.

11.7	Alternate Directors

11.7.1
A Director may, by written notice to the Company given in the manner set forth in Article 11.7.2 below, appoint any individual (whether or not such person is then a member of the Board of Directors) as an alternate for himself (in these Articles referred to as an “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for all purposes, and for a period of time, concurrent with the term of the appointing Director.

11.7.2
Any notice to the Company pursuant to Article 11.7.1 shall be given in person to, or by sending the same by mail to the attention of, the Chairman of the Board of the Company at the principal office of the Company or to such other person or place as the Board shall have determined for such purpose, and shall become effective on the date fixed therein, or upon the receipt thereof by the Company at the place specified above, whichever is later.

11.7.3
An Alternate Director shall have all the rights and obligations of a director; provided, however, that (i) an Alternate Director shall have no standing at any meeting of the Board or any Committee of the Board while the director for whom such Alternate Director was appointed is present; (ii) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides); and (iii) the Alternate Director is not entitled to remuneration.

11.7.4
The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 11.8, and such office shall ipso facto be vacated if the director for whom the Alternate Director was appointed ceases to be a director.

11.8	Termination of Office. Without derogating from any law, the office of a director shall automatically be vacated, ipso facto, prior the end of the term of his appointment upon the following:

11.8.1	Upon resignation, which shall become effective on the date a written notice of such resignation is delivered to the Company, or a later date specified in the notice;

11.8.2	If convicted of a felony, as provided in the Companies Law;

11.8.3	Pursuant to a court’s decision, as provided in the Companies Law;

11.8.4	Upon death or when declared bankrupt;

11.8.5	If he be found lunatic or becomes of unsound mind; or

11.8.6	As otherwise provided in the Companies Law.

11.9.	No Corporate Director. A corporation will not be qualified to act as a director.

11.10
Chairman of the Board of Directors. The Board may from time to time elect one of its members to be Chairman of the Board, remove such Chairman from office, and appoint another in his place. The Chairman of the Board shall preside at every meeting of the Board, but if there is no such Chairman, or if at any meeting the Chairman is not present within 15 minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Directors present shall choose someone of their number to be chairman of such meeting. The Chairman will not have any casting or additional vote by reason of his position as Chairman of the Board.

11.11	Powers of the Board and Delegation of Powers

11.11.1
The determination of the policy of the business of the Company and the supervision on the performance of the General Manager of the Company shall be vested in the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do and which are not required by law or these Articles to be done by the Company by action of its Shareholders at a General Meeting. The authority conferred on the Board by this Article shall be subject to the provisions of the Companies Law, these Articles and any resolution consistent with these Articles adopted from time to time by the Company at a General Meeting; provided, however, that no such resolution shall invalidate any prior act done by or pursuant to a decision of the Board that would have been valid if such resolution had not been adopted.

11.11.2
Subject to the provisions of the Companies Law, the Board may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

11.12	Proceedings of the Board

11.12.1	Meetings

11.12.1.1
The Board may meet and adjourn its meetings and otherwise regulate such meetings and proceedings in accordance with the Company’s needs; provided, however, that the Board must meet at least once every 3 months.

11.12.1.2

i. The Chairman of the Board of Directors shall convene Board Meetings in accordance with the provisions of the Companies Law and may adjourn and otherwise regulate the proceedings of such meetings, as he thinks fit. Notice of any such meeting shall be given by mail, email, telex, telegram or facsimile or other form of electronic communication, a reasonable time before the meeting. The quorum for Board Meetings and/or for any matter to be brought before the Board shall be a majority of the Directors then in office and entitled to participate and vote with respect thereto.

ii. Unless and to the extent provided otherwise in the Companies Law, a Director who is an interested party in any transaction shall be counted for purposes of a quorum despite his interest

iii. A Director may participate personally or by his alternate.

11.12.2
Failure to Deliver Notices: Despite anything to the contrary in these Articles, failure to deliver notice to a Director of any such meeting may be waived by such Director, and a meeting shall be deemed to have been duly convened despite such defective notice if such failure or defect is waived prior to action being taken at such meeting by all Directors entitled to participate and vote in such meeting to whom notice was not duly given.

11.12.3
Board Meetings in Person or by Means of Telecommunication: A meeting of the Board may be conducted in person or by using any communication device, provided that all directors participating in such meeting can simultaneously hear each other.

11.12.4
Quorum: No business shall be transacted at a meeting of the Board unless the requisite legal quorum is present (by means provided under Articles 11.12.3) when the meeting proceeds to business. Until otherwise decided by the Board, a legal quorum at a meeting of the Board shall be constituted by the presence (by means provided under Article 11.12.3) of a majority of the number of directors then in office.

11.12.5.1
Exercise of Powers of the Board: A resolution proposed at any meeting of the Board shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

11.12.6.1
The Agenda: The agenda for a meeting of the Board shall be determined by the Chairman of the Board, and shall include matters determined by the Chairman of the Board, matters for which a meeting of the Board was convened pursuant to Article 11.12.1.2, and any matter requested by a director or the General Manager at least 3 days before the meeting.

11.13
Resolutions in Writing. A resolution in writing signed all the directors then in office and lawfully entitled to vote thereon, or to which all the directors have given their written consent (by letter, email, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board duly convened and held.

11.14	Audit Committee

11.14.1
The Board shall appoint an Audit Committee that shall be composed of at least three members of the Board. All outside directors of the Company shall be members of the Audit Committee and the majority of the Audit Committee members will be independent directors (as such term is defined in the Companies Law or any other laws or regulations, where applicable). The Chairman of the Board, any director that is employed by the Company or who provides the Company with services on a regular basis, and any controlling shareholder (or a relative of a controlling shareholder) may not be members of the Audit Committee.

11.14.2	The Audit Committee shall have the duties set forth in Section 117 of the Companies Law.

11.14.3	Approval by the majority of the members of the Audit Committee shall be deemed approval of the Audit Committee.

11.15	Committees of the Board

11.15.1.
Subject to the provisions of the Companies Law, the Board may delegate any or all of its powers to committees, each consisting of two or more persons who are directors, and it may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed (in these Articles referred to as a “Committee of the Board”) shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board. The meetings and proceedings of any such Committee of the Board shall, mutatis mutandis, be governed by the provisions of these Articles that regulate the meetings of the Board. Unless otherwise expressly provided by the Board in delegating powers to a Committee of the Board, such Committee shall not be empowered to further delegate such powers.

11.15.2
The Board may revoke any resolution of any Committee of the Board; provided, however, that any such revocation shall not detract from the validity of any transaction entered into with a person that did not know of such revocation.

11.16	Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a Committee of the Board, or by any person(s) acting as Director(s), shall, even if it is subsequently discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

12.	General Manager

12.1
The Board shall from time to time appoint one or more persons, whether or not Directors, as General Manager or General Managers, and may confer upon such person(s), and from time to time modify, or revoke such title(s) and such duties and authorities as the Board may deem fit, subject to such limitations and restrictions as the Board may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his, her or their salaries and emoluments, remove or dismiss such persons from office and appoint another or others in their place.

12.2
Unless otherwise determined by the Board, the General Manager shall have the authority with respect to the day to day management of the Company in the ordinary course of business, in the framework of, and subject to, the policy, guidelines and instructions of the Board from time to time.

12.3
The General Manager shall have all the management and implementation authorities that are not expressly delegated in the Articles or by the Companies Law, to another organ of the Company, and will be subject to the supervision of the Board.

12.4	The General Manager may, with the consent of the Board, delegate certain of his duties to another person who is subject to his supervision.

12.5
The General Manager shall notify the Chairman of the Board of any unusual event that is material to the Company; if the office of Chairman of the Board is vacant, or the Chairman of the Board refuses or is unable to act, such notification shall be made to all the Directors then in office.

12.6
The General Manager shall periodically furnish the Board with reports in matters, times and format determined by the Board from time to time. When a notification or report of the General Manager require the performance of an action by the Board, then a Board meeting shall be convened without delay.

12.7
The remuneration payable to the General Manager for his services shall be fixed from time to time (subject to any contract between the General Manager and the Company) by the Board, and may be fixed as a regular salary, commission on dividends, profits or revenues of the Company or of any other company in which the Company has an interest, or by participation in the Company’s profits, combined or separately.

13.	Register of Shareholders

13.1
The Company shall keep a Register in which it may record such information as may be deemed appropriate by the Board of Directors and/or as may be permitted by the Companies Law or these Articles. In addition, the Company shall record in the Register the following information:

i.	The names and addresses of the Shareholders, the number of shares held by each Shareholder and the amount paid or the amount to be considered as paid on the shares of each Shareholder;

ii.	The day each person was registered in the Register as a Shareholder;

iii.	The amounts called, if any, that are due on the shares of each Shareholder; and

iiii.	Any other information required by the Companies Law or these Articles to be recorded in the Register.

13.2
The principal register shall be kept at the Office and, apart from the times the Register is closed in accordance with the provisions of the Companies Law or these Articles, shall be open to the inspection of any Shareholder free of charge, and of any other person at such fee as the Company shall determine for each matter, during regular business hours.

13.3
The Register may be closed for such period, if any, as the Board of Directors shall determine from time to time, on the condition that the Register shall not be closed for a period exceeding 30 days during any calendar year.

14.	Auditors

14.1	The Company shall appoint one or more certified public accountants to audit, and provide a report on, the annual financial statements of the Company (the “Auditors”).

14.2
The appointment, authorities, duties, responsibilities, rights, remuneration and powers of the Auditors shall be fixed by applicable law and under these Articles. The General Meeting shall have the power to appoint the Auditors for the maximum time period provided under the Companies Law.

14.3
The Board shall cause accurate books of account to be kept in accordance with the provisions of any applicable law. Such books of account shall be kept at the principal office of the Company, or at such other place or places as the Board may deem fit, and they shall always be open to inspection by all Directors.

15.	Share Certificates

15.1
Share certificates shall be issued under the corporate seal of the Company (or facsimile thereof) and shall bear the signature (or facsimile thereof) of two Directors, or the signatures of a Director and the secretary of the Company, specifically authorized by the Board for this purpose.

15.2
Each Shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board so approves, to several certificates, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

15.3	A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

15.4
A share certificate that has been defaced, lost or destroyed may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board in its discretion deems fit.

16.	Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

17.	Calls on Shares

17.1
The Board may, from time to time, as it in its discretion deems fit, make calls for payment upon Shareholders in respect of any sum that has not been paid up in respect of shares held by such Shareholder and which is not, pursuant to the terms of allotment or issuance of such shares or otherwise, payable at a fixed time. Each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) designated by the Board, as any such time(s) may subsequently be extended or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board (and in the notice referred to below), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares of the Shareholder making payment in respect of which such call was made.

17.2
Notice of any call for payment by a Shareholder shall be given in writing to such Shareholder not less than 14 days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a member, the Board may in its absolute discretion, by notice in writing to such Shareholder, revoke such call in whole or in part, extend the time fixed for payment of such call or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.

17.3
If pursuant to the terms of allotment or issuance of a share, or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with this Article, and the provisions of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

17.4	Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

17.5
Any amount called for payment that is not paid when due shall bear interest from the date fixed for payment until actual payment, at such rate (not exceeding the legal rate under any applicable law) and payable at such time(s) as the Board may prescribe. The Board may waive any payment of such interest under this Article.

17.6
With the consent of the Board, any Shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board. The Board may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article shall derogate from the right of the Board to make any call for payment before or after receipt by the Company of any such advance.

18.	Forfeiture and Surrender

18.1
If any Shareholder fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance with these Articles, on or before the day fixed for payment of the same, the Board may at any time after the day fixed for such payment, so long as such amount or any portion thereof remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including without limitation attorney’s fees and costs of legal proceedings, shall be added to, and shall for all purposes (including the accrual of interest thereon) constitute a part of, the amount payable to the Company in respect of such call.

18.2
Upon the adoption of a resolution as to the forfeiture of a Shareholder’s shares, the Board shall cause notice thereof to be given to such Shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than 14 days after the date such notice is given and which may be extended by the Board), such shares shall ipso facto be forfeited; provided, however that prior to such date the Board may nullify such resolution of forfeiture, but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

18.3
Without derogating from any of the provisions of this Article 18, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid, shall be deemed to have been forfeited at the same time.

18.4
Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board deems fit. From the date of forfeiture until the date such forfeited shares are sold, re-allotted or otherwise disposed of, such forfeited shares shall be deemed “Dormant Shares” as defined in Section 308 of the Companies Law.

18.5
Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall nonetheless be liable to pay, and shall promptly pay, to the Company all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment at the rate prescribed in this Article 18, and the Board, in its discretion, may enforce the payment of such moneys or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another.

18.6
The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall estop the Board from re-exercising its powers of forfeiture pursuant to this Article 18.

18.7
If pursuant to the terms of allotment or issuance of a share, or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board and for which notice was given in accordance with this Article, and the provisions of these Article shall be applicable to such amount as if a call was given at the date fixed for payment.

18.8
Except to the extent that the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and obligations to the Company arising from any amount payable by such Shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or obligation has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of any lien existing on such shares immediately prior to such transfer.

18.9
The Board may cause the Company to sell a share subject to such a lien when the debt, liability or obligation giving rise to such lien has matured, in such manner as the Board deems fit, but no such sale shall be made unless such debt, liability or obligation has not been satisfied within 14 days after written notice of the intention to sell shall have been served on such Shareholder, his executors or administrators.

18.10
The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or obligations of such Shareholder in respect of such share (whether or not the same have matured), and any residue shall be paid to the Shareholder, his executors, administrators or assigns.

18.11
Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board may appoint  person to execute an instrument of transfer of the share so sold and cause the purchaser’s name to be entered in the Register of Shareholders in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings or to the application of the proceeds of such sale, and after his name has been entered in the Register of Shareholders in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

19.	Insurance, Indemnification and Exculpation

 The Company may insure, indemnify and exculpate its Office Holders (as such term is defined in the Companies Law) to the fullest extent permitted by law, from time to time. Without limiting the generality of the foregoing:

19.1
Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of its Office Holders, for actions or omissions done in their capacity as Office Holders, in whole or in part, against any of the following:

19.1.1	breach of the duty of care owed to the Company or a third party;

19.1.2	breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to believe that his action would not harm the Company’s interests;

19.1.3	monetary liability imposed on the Office Holder in favor of a third party; and

19.1.4
reasonable litigation expenses, including attorney fees, incurred by the Office Holder as a result of an administrative enforcement proceeding instituted against him. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israel Securities Law, 5728-1968, as amended (the “Securities Law”), and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

19.1.5
Expenses incurred by the Office Holder in connection with a proceeding under Chapter G'1, of the Israel Restrictive Trade Practices Law, 5748-1988 ("Restrictive Trade Law"), including reasonable litigation expenses, including attorney's fees.

19.2
Subject to the provisions of the Companies Law, the Company is entitled retroactively to indemnify any Office Holder, or provide a prior undertaking to indemnify an Office Holder to the fullest extent permitted by law, where such prior undertaking is limited to categories of events that the Board believes are foreseeable in light of the Company’s activities on the date of grant of the undertaking to indemnify, and to an amount or in accordance with guidelines determined by the Board to be reasonable in the circumstances (and such undertaking includes the categories of events that the Board believes are foreseeable in light of the Company’s activities on the date of grant of the undertaking to indemnify and to an amount or in accordance with guidelines determined by the Board to be reasonable in the circumstances), for any of the following events:

19.2.1
monetary liability imposed on an Office Holder in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court, for an act that such Office Holder performed by virtue of his being an Office Holder of the Company;

19.2.2
reasonable legal costs, including attorney’s fees, expended by an Office Holder as a result of i) an investigation or proceeding instituted against the Office Holder by a competent authority, provided that such investigation or proceeding concludes without the filing of an indictment against the Office Holder and either (A) no financial liability was imposed on the Office Holder in lieu of criminal proceedings, or (B) financial liability was imposed on the Office Holder in lieu of criminal proceedings but the alleged criminal offense does not require proof of criminal intent and ii) in connection with an administrative enforcement proceeding or a financial sanction. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law;

19.2.3
reasonable costs of litigation, including attorney’s fees, expended by an Office Holder or for which an Office Holder has been charged by a court, in an action brought against the Office Holder by or on behalf of the Company or a third party, or in a criminal action in which an Office Holder was found innocent, or in a criminal offense in which an Office Holder was convicted and in which a proof of criminal intent is not required; and

19.2.4	Expenses incurred by the Office Holder in connection with a proceeding under Chapter G'1, of the Restrictive Trade Law, including reasonable litigation expenses, including attorney's fees.

19.2.4	for any other liability, obligation or expense indemnifiable or which may from time to time be indemnifiable by law.

19.3
Subject to the provisions of the Companies Law, the Company may exculpate an Office Holder in advance from liability, or any part of liability, for damages sustained by a breach of duty of care to the Company.

19.4
The provisions of Article 19 are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance or the provision of any such indemnification shall be approved by the Board and, to the extent required pursuant to the Companies Law, the Shareholders.

19.5
Any amendment to the Companies Law, the Securities Law or any other applicable law, statute or rule adversely affecting the right of any Office Holder to be indemnified or insured pursuant to Article 19 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law, the Securities Law or such other applicable law, statute or rule.

19.6
The Company may, as aforesaid, indemnify, insure and exempt from liability any Office Holder to the fullest extent permitted by applicable law. Accordingly: (i) any amendment to the Companies Law, the Securities Law, the Restrictive Trade Law or any other applicable law expanding the ability of the Company to indemnify, insure or exempt from liability any Office Holder, or expanding the right of any Office Holder to be indemnified, insured or exempted from liability, beyond or in addition to the provisions of these Articles, shall, to the fullest extent possible, automatically and immediately apply to the Office Holders of the Company and be deemed as included in these Articles to the fullest extent permitted by applicable law; and (ii) any amendment to the Companies Law, the Securities Law, the Restrictive Trade Law or any other applicable law adversely affecting the ability of the Company to indemnify, insure or exempt from liability any Office Holder or adversely affecting the right of any Office Holder to be indemnified, insured or exempted from liability as provided for in these Articles shall have no effect post factum and shall not affect the Company's obligations or ability to indemnify, insure or exempt from liability an Office Holder for any act (or omission) carried out prior to such amendment, unless otherwise provided by applicable law.

20.	Dividends

20.1	No dividend shall be paid otherwise than in accordance with the Companies Law.

20.2
 Subject to the rights of Shareholders as to dividends, any dividend paid by the Company shall be allocated among the Shareholders entitled thereto, in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which such dividend is being paid without taking into account the premium paid up for the shares. The amount paid up on account of a share that has not yet been called for payment or fallen due for payment and upon which the Company pays interest to the shareholder shall not be deemed, for the purposes of this Article, to be a sum paid on account of the share.

20.3	Subject to the provisions of Section 303 of the Companies Law, no dividend shall be paid otherwise than out of the Profits of the Company, as defined in Section 302(b) of the Companies Law.

20.4	No dividend shall carry interest as against the Company.

20.5
Subject to the provisions of these Articles and the Companies Law, the Company may cause any moneys, investments or other assets forming part of the undivided distributable profits of the Company to be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion.

20.6
For the purpose of giving full effect to any resolution under this Article 19, the Board may settle any difficulty that may arise in regard to the distribution as it deems expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board.

20.7
Without derogating from this Article 20, the Board may give an instruction that shall prevent the distribution of a dividend to the holders of shares on which the full nominal amount has not been paid up.

20.8
The Board may retain any dividend or other moneys payable or property distributable in respect of shares on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities or obligations in respect of which the lien exists.

20.9
The Board may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Article 7.2 or Article 7.3, entitled to become a Shareholder, or which any person is, under such Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

21.	Minutes

21.1
Minutes of each General Meeting, of each meeting of the Board and of each meeting of a Committee of the Board shall be recorded and duly entered in books provided for that purpose, and shall be maintained by the Company at its principal office or such other place as shall be determined by the Board. Such minutes shall, in all events, set forth the name of the persons at the meeting and all resolutions adopted at the meeting.

20.2	Any such minutes, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

22.	Charitable Contributions

To the extent permitted by the Companies Law, the Company may elect to contribute reasonable amounts to worthy causes.

23.	Notices

23.1
Any written notice or other document may be served by the Company upon any Shareholder either personally or by sending it by prepaid mail (airmail if sent internationally) addressed to such Shareholder’s address as it appears in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents, provided however that the Board may resolve that any such address must be located within the State of Israel.

23.2
Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting as set forth under Article 10.2.2 hereof and containing the information required to be set forth in such notice under such Article shall be deemed to be a notice of such meeting duly given, for purposes of these Articles, to any Shareholder.

23.3
Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted internationally) to the Company at its principal office. Any such notice or other document shall be deemed to have been served when actually tendered if hand delivered, or 48 hours (7 business days if sent internationally) after it has been posted (or when actually received by the addressee if sooner). Notice sent by telegram, telex, facsimile or e-mail shall be deemed to have been served when actually received by the addressee. A notice that is defectively addressed or that otherwise fails to comply with the provisions of this Article 23.3 shall nevertheless be deemed to have been served if and when actually received by the addressee.

23.4
All notices to be given to the Shareholders shall, with respect to any share to which such persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to all the holders of such share.

23.5
Any Shareholder whose address is not listed in the Register of Shareholders, and who shall not have designated in writing an address for the delivery of notices, shall not be entitled to receive any notice from the Company.

23.6
Notwithstanding any other contrary provision of these Articles, the Board may fix a date, not exceeding forty (40) days prior to the date of any General Meeting, as the date as of which shareholders entitled to notice of and to vote at such meetings shall be determined, and all persons who were holders of record of voting shares on such date shall be entitled to notice of and to vote at such meeting.